UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place Suite 1000
Milwaukee, Wisconsin		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 414 760-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2026, James S. Cook resigned, effective as of March 29, 2026, from his position as Executive Vice President, Human Resources of The Manitowoc Company, Inc. (the “Company”), and, effective as of June 19, 2026 (the “Separation Date”), from his transitional employment with the Company.

In connection with his resignation, on March 27, 2026, the Company entered into a separation agreement (the “Agreement”) with Mr. Cook. Pursuant to the Agreement, during a transition period beginning on March 29, 2026 and ending on the Separation Date, Mr. Cook will continue to be employed by the Company to perform transitionary tasks at the Company’s request, subject to any approved leaves of absence. Mr. Cook will receive base salary and health insurance benefits during the transition period, but he will not be eligible to receive or vest in any additional equity-based or other incentive compensation during or following the transition period.

Following the Separation Date, if Mr. Cook timely elects COBRA coverage with respect to health insurance benefits, the Company will pay for the employer portion of the cost of such coverage for Mr. Cook and his eligible dependents through September 30, 2026, contingent on Mr. Cook providing a release of claims and continuing to comply with the Agreement.

The Agreement also includes a customary release of claims and restrictive covenants. However, following the Separation Date, Mr. Cook will be released from certain non-compete and non-solicitation obligations under his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date:	March 30, 2026	By:	/s/ Jennifer L. Paterson
Jennifer L. Peterson Executive Vice President, General Counsel and Secretaty